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                                                                    EXHIBIT 15.1








                                 May 12, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                               Re:  Hudson Foods
                                    Registration on Form S-3


We are aware that our reports dated January 23, 1995 and April 25, 1995 on our reviews of interim financial information of Hudson Foods, Inc. for the quarters ended December 31, 1994 and April 1, 1995 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                               COOPERS & LYBRAND L.L.P.
                               /s/ Coopers & Lybrand L.L.P.